QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.2

Chief Financial Officer Certification
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Steel Dynamics, Inc. (the "Company") on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Theresa E. Wagler, Vice President and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ THERESA E. WAGLER Theresa E. Wagler Chief Financial Officer February 22, 2010

        A signed original of this written statement required by Section 906 has been provided to Steel Dynamics, Inc. and will be retained by Steel Dynamics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  EXHIBIT 32.2
Chief Financial Officer Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002